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                                                                    EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (this "Agreement") is made as of the Effective Date indicated below by and between CRL Network Services, Inc., a California corporation ("CRL"), Integral Networking Corporation, a California corporation ("INTEGRAL NETWORKING") and Robert L. Ross("Employee").

                                   BACKGROUND

        This Agreement is entered into in connection with an Agreement and Plan of Reorganization (the "Plan") dated as of December 21, 1998 by and among CRL, RMS Sub Inc., a Delaware corporation, INTEGRAL NETWORKING, and certain shareholders of INTEGRAL NETWORKING, pursuant to which CRL Acquisition Corp., a wholly-owned subsidiary of CRL, is to merge with and into INTEGRAL NETWORKING. The date on which the merger becomes effective will be the effective date of this Agreement (the "Effective Date").

        Employee is a founder, principal shareholder and President of INTEGRAL NETWORKING and has been actively involved in the development and marketing of INTEGRAL NETWORKING's products. To preserve and protect the assets of INTEGRAL NETWORKING, including INTEGRAL NETWORKING's goodwill, customers and trade secrets of which Employee has and will have knowledge, and in consideration for CRL entering into and performing under the Plan, Employee has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties contained herein, CRL and Employee hereby agree as follows:

        1. Employment. CRL will employ Employee and Employee accepts employment with CRL for a period of two years from the Effective Date (the "Initial Period"), unless Employee's employment is sooner terminated in accordance with this Agreement. Employee's employment may continue after this Initial Period but will then be terminable by either party at will, with or without cause. The obligations of CRL and Employee set forth in the Proprietary Information and Inventions Agreement (as defined in Section 7) (referring to confidentiality), and in Section 8 (referring to termination), and in Section 9(i) (referring to dispute resolution) and, to the extent specifically provided therein, the obligations of CRL and Employee set forth in Section 5 (referring to employee benefits) and Section 6 (referring to reimbursement of expenses), will survive the termination of Employee's employment, regardless of cause.

        2. Duties. Employee will be employed as a full-time employee of CRL and will serve as President, Integral Networking Corporation, a CRL Company responsible for INTEGRAL NETWORKING operations, reporting to Jim Couch, President of CRL or his delegate. Employee agrees that, to the best of his ability and experience, he will at all times conscientiously perform all of the duties and obligations assigned to him under this Agreement. At CRL's option, it will be entitled to reasonable use of Employee's name in promotional, advertising and other materials used in the ordinary course of business.



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        3. Full-time Employment. Employee's employment will be on a full-time basis, in accordance with standard employee policies for CRL. Employee will sign a standard CRL employment agreement. Employee will not engage in any other business or render any commercial or professional services, directly or indirectly, to any other person or organization, whether for compensation or otherwise, provided that Employee may (i) provide incidental assistance to family members on matters of family business; and (ii) sit on the boards of charitable and nonprofit organizations or other companies which do not, at the time of Employee's appointment or election, to Employee's knowledge, compete with CRL; provided in each case that such activities do not conflict with or interfere with Employee's obligations to CRL. Employee may make personal investments in non-publicly traded corporations, partnerships or other entities, which, to the knowledge of Employee, do not at the time of such investment design, research, distribute or otherwise market products similar to or competitive with CRL in the customer relationship management system for the financial services industry software product market. Employee may make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Employee does not at any time own in excess of 1% of the issued and outstanding stock of any such corporation.

        4. Salary. Employee's salary for the period commencing on the Effective Date will be no less than $56,500 per year, payable on CRL's regular payroll dates, less required withholdings and will be eligible for a target bonus of $100,000 based on targeted personal and company performance.

        5. Employee Benefits. Employee will be entitled to insurance, vacation and other benefits commensurate with other executive officers of CRL. Employee has received a summary of CRL's standard employee benefits policies in effect as of the date hereof.

        6. Reimbursement of Business Expenses. CRL will, in accordance with CRL's policies in effect from time to time, reimburse Employee for all reasonable business expenses incurred by Employee in connection with the performance of his duties under this Agreement, including, without limitation, reasonable expenditures for office space, supplies, equipment and expenses and for business entertainment and travel, upon submission of the required documentation required pursuant to CRL's standard policies and record keeping procedures.

        7. Confidentiality. Simultaneously with the execution of this Agreement, Employee is executing and delivering and hereby adopts and agrees to be bound by CRL's standard Employee Proprietary Information and Inventions Agreement, a copy of which is attached to this Agreement as Exhibit A (the "Proprietary Information and Inventions Agreement").

        8. Termination.

               (a) By CRL. CRL may terminate Employee's employment at any time with or without cause upon written notice to Employee.

               (b) By Employee. Employee may terminate Employee's employment in the event that CRL is in material breach of this Agreement upon written notice to CRL, provided that such termination will become effective only upon the expiration of 30 days following such notice




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and then only if the alleged breach remains uncured. Such termination shall be deemed a termination by CRL of Employee's employment under Section 8(a) for which Employee shall have the remedy set forth in Section 8(d).

               (c) If Employee resigns or otherwise terminates Employee's employment without cause, Employee shall receive no Termination Payments (defined below).

               (d) If CRL terminates Employee For Cause (as defined below), this Agreement shall terminate and Employee shall not be entitled to any further benefits hereunder, except as specifically set forth herein. If, during the Initial Period, CRL terminates Employee and such termination is not For Cause, CRL will pay to Employee, for the lesser of three months or the remainder of the Initial period, on a monthly basis an amount equal to Employee's monthly salary at the monthly rate paid to Employee immediately prior to such termination (the "Termination Payments"). CRL's obligation to make these Termination Payments pursuant to this Section 8(d) is in lieu of any damages or any other payment which CRL might otherwise be obligated to pay Employee as a result of Employee's termination of employment. CRL and Employee agree that, in view of the nature of the issues likely to arise in the event of such a termination, it would be impracticable or extremely difficult to fix the actual damages resulting from such termination and proving actual damages, causation and foreseeability in the case of such termination would be costly, inconvenient and difficult. In requiring CRL to make the Termination Payments as set forth herein, it is the intent of the parties to provide, as of the date of this Agreement, for a liquidated amount of damages to be paid by CRL to Employee. Such liquidated amount shall be deemed full and adequate damages for such termination and is not intended by either party to be a penalty. For purposes of this Agreement, "For Cause" shall mean:

                      (i) Employee's continued failure to perform his duties hereunder in good faith, after written notice of such failure from CRL or INTEGRAL NETWORKING to Employee and an opportunity to cure such failure to perform;

                      (ii) Employee engaging in knowing and intentional illegal conduct which is injurious to CRL or INTEGRAL NETWORKING or their affiliates;

                      (iii) Employee being convicted of a felony or committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, CRL or INTEGRAL NETWORKING or their affiliates;

                      (iv) Employee breaching in any material respect the terms of this Agreement or the Noncompetition Agreement;

                      (v) Employee's commencement of employment with another employer while an employee of CRL or INTEGRAL NETWORKING; and

                      (vi) Any behavior or breach of CRL's standards of business conduct which would be cause for termination under CRL's employment policies as they currently exist or




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as effected in the future, after written notice of such behavior or breach from
CRL or INTEGRAL NETWORKING to Employee and an opportunity to cure such behavior or breach.

               (e) Upon Death. If Employee dies during the term of this Agreement, CRL will pay his estate an amount equal to all salary, bonuses and benefits accrued as of the date of his death.

        9. Miscellaneous.

               (a) Notices. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given (i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section 9(a):

        If to CRL:           CRL Network Services
                             One Kearny Street
                             San Francisco, California 94107
                             Attn:  Jim Couch

        With a copy to:      Fenwick & West LLP
                             Two Palo Alto Square
                             Suite 800
                             Palo Alto, California 94306
                             Attn:  Jacqueline Daunt, Esq.

        If to Employee:      Mr. Robert L. Ross
                             7165 Canelo Hills Drive
                             Citrus Heights, CA 95610

        Copy to:             Gary L. Bradus
                             Weintraub, Genshlea & Sproul
                             400 Capitol Mall
                             11th floor
                             Sacramento, CA 95814
                             p) 916-558-6000
                             f) 916-446-1611

               (b) Amendments. This Agreement, including Exhibit A hereto, contains the entire agreement and supersedes and replaces all prior agreements between CRL and Employee or INTEGRAL NETWORKING and Employee concerning Employee's employment. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.




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               (c) Successors and Assigns. This Agreement will not be assignable by either Employee or CRL, except that the rights and obligations of CRL under this Agreement may be assigned to a corporation which becomes the successor to CRL as the result of a merger or other corporate reorganization and which continues the business of CRL, or any other subsidiary of CRL, provided that CRL guarantees the performance by such assignee of CRL's obligations hereunder.

               (d) Governing Law. This Agreement will be governed by and interpreted according to the substantive laws of the State of California without regard to such state's conflicts law.

               (e) No Waiver. The failure of either party to insist on strict compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

               (f) Severability. Employee and CRL recognize that the limitations contained herein are reasonably and properly required for the adequate protection of the interests of CRL. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

               (g) Counterparts. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

               (h) Effect of Agreement. This Agreement will be void and have no effect if the Effective Date does not occur on or before January 31, 1999.

               (i) Dispute Resolution.

                      (i) Arbitration of Disputes. Any dispute under this Agreement shall be resolved by arbitration in San Francisco, California and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve such dispute; except that the arbitrator shall not grant any punitive, consequential or incidental damages.




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                      (ii) Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American
Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                      (iii) Selection of Arbitrator. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm; provided, however, that such firm cannot be the firm of certified public accountants then auditing the books and records of either party or providing management or advisory services for either party.

                      (iv) Payment of Costs. CRL and Employee will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, other than those provided for above, will be paid by the losing party, and the arbitrator will be authorized to make such determinations.

                      (v) Burden of Proof. For any dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                      (vi) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                      (vii) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                      (viii) Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any dispute arising out of this Agreement.

        IN WITNESS WHEREOF, this Agreement is made and effective as of the day and year first above written.

CRL NETWORK SERVICES, INC.                       EMPLOYEE

By:   /s/ James G. Couch                         /s/  Robert L. Ross
      ----------------------------               ----------------------------
      James G. Couch                             Robert L. Ross
      President and
      Chief Executive Officer






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